Exhibit 23.4
                               CONSENT OF COUNSEL

          We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Conexant Systems, Inc. Hourly Employees' Savings Plan.

                                                  CHADBOURNE & PARKE  LLP


30 Rockefeller Plaza
New York, New York  10112

August 1, 2000